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EXHIBIT 23.2




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
APO Health, Inc. (formerly Xetal, Inc.)
Oceanside, New York

We hereby consent to the incorporation in this Form S-2 Registration Statement of our report dated December 3, 2001 relating to the consolidated financial statements of APO Health, Inc. as of September 30, 2001 and for the years ended September 30, 2001 and 1999.



Linder & Linder



Dix Hills, New York
December 10, 2001